SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. __)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [    ]

Check the appropriate box:

[   ]    Preliminary Proxy Statement
[   ]    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[   ]    Definitive Proxy Statement
[X]    Definitive Additional Materials
[   ]            Soliciting Material Pursuant to Sec. 240.14a-12

Delaware Investments Dividend and Income Fund, Inc.
(Name of Registrants as Specified In Their Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee  (Check the appropriate box):

[X]          No fee required.

[  ]           Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4.	Proposed maximum aggregate value of transaction:

5.	Total fee paid:

[  ]           Fee paid previously with preliminary proxy materials.

[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)           Amount Previously Paid:

____________________________________________________________

2)           Form, Schedule or Registration Statement No.:

____________________________________________________________

3)           Filing Party:

____________________________________________________________

4)           Date Filed:

____________________________________________________________

2005 Market St.
Philadelphia, PA 19103-7094

DELAWARE INVESTMENTS DIVIDEND AND INCOME FUND, INC.

Supplement dated September 29, 2010 to the Proxy Statement

This proxy statement supplement is furnished by Delaware Investments Dividend and Income Fund, Inc. (the “Fund”) in connection with the solicitation of proxies for use at the special meeting of shareholders to be held at the offices of Stradley Ronon Stevens & Young, LLP located at One Commerce Square, 2005 Market Street, 26th Floor, Philadelphia, Pennsylvania 19103 on Wednesday, November 17, 2010, at 4:00 p.m., and at any adjournment or postponement of that meeting.  This proxy statement supplement amends and supplements the Fund’s proxy statement previously sent to you on or about September 8, 2010.

In order to clarify the applicable required vote under Maryland law, the “Required Vote” sections on pages 6 and 8 of the Proxy Statement are hereby modified as follows:

Required Vote. All shareholders of the Fund vote together to approve the Proposal. Provided that a quorum is present at the Meeting, a majority of all the votes cast at the Meeting will be sufficient to approve the Proposal.

Please refer to this supplement when reviewing the information under the heading “Required Vote.”

We also encourage those shareholders who have not yet voted to exercise their right to vote.  Voting is quick and easy. Everything you need is enclosed. To cast your vote, simply complete the proxy card(s) enclosed in this package. Be sure to sign the card(s) before mailing it (them) in the postage-paid envelope. You may also vote your shares by touch-tone telephone or through the Internet. Simply call the toll-free number or visit the Web site indicated on your proxy card(s), enter the control number found on the card(s), and follow the recorded or online instructions.

Please note that if you have already submitted your vote, there is no need to take any additional action.

If you have any questions before you vote, please call the Altman Group (“Altman”), the Fund’s proxy solicitor, at 1-877-536-1563. Altman will help you get your vote in quickly. You may also receive a telephone call from Altman reminding you to vote your shares. Thank you for your participation in this important initiative.

Please keep this supplement for future reference.